As filed with the Securities and Exchange Commission on January 4 , 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNBIOTICS CORPORATION
(Exact name of registrant as specified in its charter)

California	95-3737816
(State or other jurisdiction incorporation or organization)	(IRS Employer of Identification No.)

11011 Via Frontera San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

1995 STOCK OPTION/STOCK ISSUANCE PLAN
(Full title of the plan)

PAUL A. ROSINACK
PRESIDENT AND CHIEF EXECUTIVE OFFICER
SYNBIOTICS CORPORATION
11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA 92127
(Name and address of agent for service)

(858) 451-3771
(Telephone number, including area code, of agent for service)

With Copies To:

Hayden J. Trubitt, Esq.
Brobeck, Phleger & Harrison LLP
12390 El Camino Real
San Diego, CA 92130

          This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises effected and/or stock issuances made under the 1995 Stock Option/Stock Issuance Plan.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed MaximumOffering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock (under 1995 Stock Option/Stock Issuance Plan)	8,000,000(1)	$0.15	$1,200,000	$286.80

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, and based on the average of the high and low sale prices of the Registrant’s Common Stock as reported by the National Association of Securities Dealers, Inc.’s Over The Counter Bulletin Board on December 27, 2001.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). You may read and copy any document we have on file at the Commission’s public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0300 for further information about the public reference rooms. Our filings with the Commission are also available to the public at the Commission’s web site at http://www.sec.gov.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

          Synbiotics Corporation (the “Company”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2000;

(b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2001;

(c) The Company’s Current Report on Form 8-K filed with the Commission on January 16, 2001; and

          (d)  The Company’s Registration Statement on Form 8-A filed with the Commission on November 14, 1983 and declared effective on January 13, 1984 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), in which there is described the terms, rights and provisions applicable to the Company’s Common Stock, and any amendment or report filed for the purpose of updating any such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          A copy of any of the above documents will be furnished to each participant in the 1995 Stock Option/Stock Issuance Plan, without charge, upon written or oral request to the Corporate Secretary, Synbiotics Corporation, 11011 Via Frontera, San Diego, California 92127, or upon telephoning the Company at (858) 451-3771.

ITEM 4.    DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

          (a)  Section 317 of the California Corporations Code (the “CCC”) provides that the Company shall have the power to indemnify any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts incurred in connection with any proceeding to which the person is made a party or threatened to be made a party by reason of the fact that the person was or is acting as the Company’s agent. Indemnification under Section 317 is subject to certain conditions and limitations, and is mandatory in certain circumstances. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

          (b)  Article VIII, Section 4 of the Amended and Restated Bylaws of the Company provides that the Company shall have the power to indemnify any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts incurred in connection with any proceeding to which the person is made a party or threatened to be made a party by reason of the fact that the person was or is acting as the Company’s agent. Indemnification under this Section is subject to certain conditions and limitations, and is mandatory in certain circumstances. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

          (c)  Article Fifth of the Company’s Restated Articles of Incorporation provides that liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. Article Sixth of the Company’s Restated Articles of Incorporation further provides that the Company is authorized to indemnify agents (as defined in Section 317 of the CCC) in excess of the indemnification otherwise permitted by Section 317 or the CCC, subject to the limits set forth in Section 204 of the CCC.

          (d)  Pursuant to authorization provided under the Restated Articles of Incorporation, the Company has entered into indemnification agreements with its directors and officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by the CCC, as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending an action, suit or proceeding. In order to receive an advance of expenses, the individual must undertake to repay such advance upon a determination that he or she is not entitled to indemnification. The Company’s Amended and Restated Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.    EXHIBITS

Exhibit Number	Exhibit
4
Instruments defining the rights of shareholders. Reference is made to our Form 8-A registration statement filed with the Commission on November 14, 1983 and declared effective on January 13,
     1984 pursuant to Section 12 of the 1934 Act (incorporated into this Registration Statement by reference); our Restated Articles of Incorporation (filed as Exhibit 3.1 to our Annual Report on
     Form 10-KSB for the fiscal year ended December 31, 1996 and incorporated herein by reference);
     our Certificate of Amendment of Articles of Incorporation (filed as Exhibit 3.1.1 to our Quarterly
     Report on Form 10-QSB for the fiscal quarter ended September 30, 1998 and incorporated herein by reference); our Amended and Restated Bylaws (filed as Exhibit 3.3 to our Quarterly Report on
     Form 10-QSB for the fiscal quarter ended June 30, 1998 and incorporated herein by reference); and
     our specimen stock certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-8 filed with the Commission on December 20, 1996 and incorporated herein by reference).

5	Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1	Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit 5 of this Registration Statement on Form S-8).

23.2	Consent of Independent Accountants.

24	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

99.1	1995 Stock Option/Stock Issuance Plan, as amended and restated.

99.2
Form of Notice of Grant of Stock Option/Stock Option Agreement. (Incorporated by reference to
     Exhibit 99.2 to the Company’s Registration Statement on Form S-8, Registration No. 33-61103, filed
     July 19, 1995.)

ITEM 9.    UNDERTAKINGS

          1.    The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “1933 Act”);

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement.

          (b)  That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

          2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 3, 2002.

SY	NBIOTICS CORPORATION

By	: /s/ PAUL A. ROSINACK

Paul A. Rosinack
President and Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Rosinack and Michael K. Green, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement related to this Registration Statement and filed pursuant to Rule 462 under the 1933 Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL A. ROSINACK Paul A. Rosinack	Chief Executive Officer, President and Director (Principal Executive Officer)	January 3, 2002

/s/ MICHAEL K. GREEN Michael K. Green	Chief Financial Officer and Senior Vice President—Finance (Principal Financial Officer)	January 3, 2002

/s/ KEITH A. BUTLER Keith A. Butler	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	January 3, 2002

/s/ PATRICK OWEN BURNS Patrick Owen Burns	Director	January 3, 2002

/s/ JAMES C. DECESARE James C. DeCesare	Director	January 3, 2002

/s/ RIGDON CURRIE Rigdon Currie	Director	January 3, 2002

/s/ JOSEPH KLEIN III Joseph Klein III	Director	January 3, 2002

/s/ DONALD E. PHILLIPS Donald E. Philips	Director	January 3, 2002

EXHIBIT INDEX

Exhibit Number	Exhibit
4
Instruments defining the rights of shareholders. Reference is made to our Form 8-A registration statement filed with the Commission on November 14, 1983 and declared effective on January 13,
     1984 pursuant to Section 12 of the 1934 Act (incorporated into this Registration Statement by reference); our Restated Articles of Incorporation (filed as Exhibit 3.1 to our Annual Report on
     Form 10-KSB for the fiscal year ended December 31, 1996 and incorporated herein by reference);
     our Certificate of Amendment of Articles of Incorporation (filed as Exhibit 3.1.1 to our Quarterly
     Report on Form 10-QSB for the fiscal quarter ended September 30, 1998 and incorporated herein by reference); our Amended and Restated Bylaws (filed as Exhibit 3.3 to our Quarterly Report on
     Form 10-QSB for the fiscal quarter ended June 30, 1998 and incorporated herein by reference); and
     our specimen stock certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-8 filed with the Commission on December 20, 1996 and incorporated herein by reference).

5	Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1	Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit 5 of this Registration Statement on Form S-8).

23.2	Consent of Independent Accountants.

24	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

99.1	1995 Stock Option/Stock Issuance Plan, as amended and restated.

99.2
Form of Notice of Grant of Stock Option/Stock Option Agreement. (Incorporated by reference to
     Exhibit 99.2 to the Company’s Registration Statement on Form S-8, Registration No. 33-61103, filed
     July 19, 1995.)